UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 21, 2026

Date of Report (Date of earliest event reported)

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-10962	95-3797580
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2180 RUTHERFORD ROAD, CARLSBAD, California	92008-7328
(Address of principal executive offices)	(Zip Code)

(760) 931-1771

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CALY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 21, 2026, each of Thomas G. Dundon and Mark D. Mandel were elected to the Board of Directors (“Board”) of Callaway Golf Company (the “Company”) at the 2026 Annual Meeting of Shareholders (the “Annual Meeting”). Following the election, also on May 21, 2026, the Company and each of Mr. Dundon and Mr. Mandel entered into the Company’s standard form of indemnification agreement for non-employee directors (each. an “Indemnification Agreement”). Under each Indemnification Agreement, to the fullest extent permitted by the General Corporation Law of the State of Delaware, the Company agrees to indemnify the applicable director against any threatened, pending or completed action, suit or proceeding, by reason of his status as a current or former director, employee or agent of the Company or any other entity on behalf of which he is or was serving at the request of the Company or any subsidiary of the Company, and against any expense, liability and loss (including attorneys’ fees), judgments, fines and amounts paid in settlement actually or reasonably incurred by the applicable director in connection with such action, suit or other proceeding. Each Indemnification Agreement also provides for, among other things, the advancement by the Company of expenses incurred by the applicable director in such action, suit or other proceeding, subject to reimbursement by the applicable director of such advanced expenses in the event he is ultimately determined, after final disposition of an action, suit or proceeding, not to be entitled to indemnification. In addition, each Indemnification Agreement provides procedures for the determination of the applicable director’s right to receive indemnification and the advancement of expenses.

The foregoing description is qualified in its entirety by reference to the full text of the Indemnification Agreements, copies of which are attached as Exhibit 10.1 and Exhibit 10.2 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 21, 2026, the Company’s shareholders approved three proposals at its Annual Meeting. Of the 181,976,071 shares of the Company’s common stock outstanding as of the record date, 160,373,469 shares were represented at the Annual Meeting.

A description of each matter voted upon at the Annual Meeting is described in detail in the Proxy Statement. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below.

Proposal 1: Annual Election of Directors

The voting results for the annual election of directors are as follows:

	Shares Voted
Name of Candidate	For	Against	Abstain	Broker Non-Votes
Oliver G. (Chip) Brewer III	144,881,105	1,012,437	552,619	13,927,308
John F. Lundgren	141,187,733	4,702,183	556,245	13,927,308
Thomas G. Dundon	143,624,916	2,266,864	554,381	13,927,308
Russell L. Fleischer	143,052,952	2,837,157	556,052	13,927,308
Bavan M. Holloway	144,382,805	1,507,326	556,030	13,927,308
Mark D. Mandel	145,294,838	594,819	556,504	13,927,308
Adebayo O. Ogunlesi	136,193,872	9,691,484	560,805	13,927,308
Linda B. Segre	142,072,235	3,799,761	574,165	13,927,308
Anthony S. Thornley	142,124,785	3,763,640	557,736	13,927,308

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s shareholders ratified, on an advisory basis, the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The following sets forth the results of the voting with respect to this proposal:

Shares Voted
For	Against	Abstentions
156,259,310	3,553,082	561,077

Proposal 3: Advisory Vote on Executive Compensation

The Company’s shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The following sets forth the results of the voting with respect to this proposal:

Shares Voted
For	Against	Abstentions	Broker Non-Votes
136,918,067	8,942,872	585,222	13,927,308

No other items were presented for shareholder approval at the Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description

10.1	Indemnification Agreement, dated as of May 21, 2026, between the Company and Thomas G. Dundon

10.2	Indemnification Agreement, dated as of May 21, 2026, between the Company and Mark D. Mandel

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLAWAY GOLF COMPANY

Date: May 26, 2026	By:	/s/ Heather D. McAllister
	Name:	Heather D. McAllister
	Title:	Senior Vice President, General Counsel and Corporate Secretary